Exhibit 99.1

Wesco Aircraft Announces Filing of Resale Registration Statement for Employee Stockholders

VALENCIA, CA, August 20, 2012 — Wesco Aircraft Holdings, Inc. (NYSE: WAIR), a leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”). Upon being declared effective by the SEC, the resale registration statement will allow for certain employees and former employees of the Company (collectively, the “employee stockholders”) to participate in a registered block trade, pursuant to which the employee stockholders will be permitted to sell up to 1.8 million shares of the Company’s common stock in the aggregate after the shares are delivered to the employee stockholders in satisfaction of the terms of certain restricted stock unit awards that were granted in 2006 in connection with our recapitalization with The Carlyle Group.  The delivery of the shares will result in a taxable event for the employee stockholders and the proceeds received by the employee stockholders through the block trade are expected to be used to cover a portion of this tax liability. The Company’s board of directors has authorized the Company to pay cash, in lieu of the delivery of up to 1.0 million shares in the aggregate, in satisfaction of a portion of the restricted stock unit awards held by the employee stockholders pursuant to the terms of the applicable equity incentive plan.

The resale registration statement was filed with the SEC but has not yet become effective. The shares of the Company’s common stock that may be resold by the employee stockholders under the resale registration statement may not be sold nor may offers to buy be accepted before the time the resale registration statement becomes effective.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to any registration or qualification under the securities laws of such jurisdiction. Any offer of securities covered by the resale registration statement may be made solely by means of the prospectus included in the registration statement containing specific information about the terms of any such offering.

About Wesco Aircraft

Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The Company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management.  The Company believes it offers the world’s broadest inventory of aerospace parts, comprised of approximately 500,000 different stock keeping units, including hardware, bearings, tools, electronic components and machined parts. Wesco Aircraft has more than 1,200 employees across 44 locations in 12 countries.

Contact Information

Richard Zubek

Investor Relations

661-802-5078

InvestorRelations@wescoair.com

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the Company’s expectations or beliefs concerning future events. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although the Company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve risks, uncertainties, estimates and assumptions that may cause the Company’s actual results, performance or achievements to be materially different than those set forth in this news release. In particular, there can be no assurances that the offering by the employee stockholders will be consummated or that it will be consummated on the terms described in this new release.  Additional information relating to factors that may cause actual results to differ from the Company’s forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as supplemented by the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2011, March 31, 2012 and June 30, 2012. The Company undertakes no obligation to update or revise forward-looking statements after the day of the release as a result of new information, future events or developments except as required by law.